Exhibit 4.7

AMENDMENT NUMBER FIVE1

This amendment number five (“Amendment”) to the Agreement (as defined below) is entered into by and between Google Ireland Limited, a company incorporated under the laws of Ireland whose principal place of business is at Gordon House, Barrow Street, Dublin 4 (“Google”), and AVG Netherlands B.V. (as successor in interest to AVG Technologies CY Limited) whose principal place of business is at Gatwickstraat 9-39, 1043 GL Amsterdam, The Netherlands (“Company”).

This Amendment shall be effective from 1 December 2012 (the “Amendment Five Effective Date”).

INTRODUCTION

(A)	Company and Google are parties to a Google Search and Advertising Services Agreement with an effective date of 1 October 2010 (the “GSA”) and a Google Search and Advertising Services Agreement Order Form with an effective date of 1 October 2010 (the “Order Form”), as amended on 1 December 2011 (the “Amendment One”), 1 June 2012 (the “Amendment Two”), 1 October 2012 (the “Amendment Three”) and 1 November 2012 (the “Amendment Four,” and together with the GSA, Order Form, Amendment One, Amendment Two and Amendment Three, the “Agreement”).

(B)	Pursuant to a Transfer of Contract between AVG Technologies CY Limited, Company and Google dated 4 January 2012, AVG Technologies CY Limited transferred all of its rights, obligations and liabilities under the Agreement to Company with effect from 23 December 2011.

(C)	Company and Google now wish to amend the Agreement in the manner set out in this Amendment.

AGREED TERMS

In consideration of £1, of which each party hereby acknowledges receipt, the parties agree to the below.

1.	Definitions. Capitalised terms used but not defined in this Amendment shall have the same meaning as in the Agreement.

2.	Term.

(a)	The Agreement is extended for a period commencing on 1 December 2012 and ending on 30 November 2014 (inclusive). As such, the box entitled “Term” on the first page of the Order Form shall be deleted in its entirety and replaced with the following: “Term: from the Order Form Effective Date to 30 November 2014 (inclusive).”

(b)	Either party may terminate the Agreement for convenience with effect on and from 30 November 2013 by providing the other party with written notice, such notice to be provided no less than 60 days prior to 30 November 2013.

[1]

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

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3.	AFS Revenue Percentage. The box entitled “Percentage (%) of Net AdSense Revenues for AFS payable to Company” on the first page of the Order Form shall be deleted in its entirety and replaced with the following:

“[***], if AdSense Revenues in such calendar month amount [***]

[***], if AdSense Revenues in such calendar month amount [***]

[***], if AdSense Revenues in such calendar month amount [***]”

4.	Approved Client Application. In the boxes entitled “Web Search Services (‘WS’)” and “Adsense for Search (‘AFS”)”, the definition of Approved Client Application revised to read “AVG Security Toolbar (excluding, for the avoidance of doubt, applications bearing different names that offer similar functions and features)”

5.	Construction. Notwithstanding any provision of this Amendment or any of the documents referenced below, in the event of a conflict between the Order Form (including the Terms and Conditions) or GSA as herein amended, on the one hand, and the Google Client Application Guidelines, Google Branding Guidelines, Google Program Guidelines, Google Technical Protocols or ADX Guidelines on the other hand, in each case as amended from time to time, GSA and Order Form will prevail.

6.	Blocklist.

(a)	Clause 1 of the Order Form shall be deleted in its entirety and replaced with the following: “Google shall use its reasonable endeavours to block advertisements containing those URLs as agreed between the parties from time to time.”

(b)	Schedule E of the Order Form shall be deleted in its entirety and replaced with the following: “[Deleted]”.

7.	Client Applications.

(a)	Effective on February 1, 2013, Schedule D of the Order Form shall be deleted in its entirety and replaced by the Guidelines in Schedule 1 to this Amendment.

(b)	The first sentence of Clause 2.3 of the Order Form shall be deleted in its entirety and replaced with the following: “Company undertakes and warrants that: (a) it has read and understands the Guidelines; and (b) it does, and at all times during the Term it will: (x) own one hundred percent (100%) or be the exclusive licensee of the Approved Client Application specified in clause 2.1 above; and (y) have technical and editorial control over the Approved Client Applications.”

(c)	Clause 2.4 of the Order Form shall be deleted in its entirety and replaced with the following: “[Deleted]”.

(d)	Clause 2.5 of the Order Form shall be deleted in its entirety and replaced with the following: “[***]”

(e)	Clause 2.6 of the Order Form shall be deleted in its entirety and replaced with “[Deleted]”.

(f)	Schedule C of the Order Form shall be deleted in its entirety and replaced with the following: “[Deleted]”.

8.	Company Icons.

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(a)	Clause 4.1 of the Order Form shall be deleted in its entirety and replaced with the following:

“Notwithstanding clause 4.1 of the GSA, Company may display:

(i) [***] to a Search Result or Ad on a Results Page only if the URL of the website displayed or linked from such Search Result or Ad is [***] and is [***];

(ii) [***] to a Search Result or Ad on a Results Page only if the URL of the website displayed or linked from such Search Result or Ad is [***] and is [***]; and

(iii) [***] to a Search Result on a Results Page only if the URL of the website displayed or linked from such Search Result is [***].

“Company Icons” means [***].”

(b)	Clause 4.3 of the Order Form shall be deleted in its entirety and replaced with the following: “Company shall display, at the top of each Results Page [***], in accordance with Schedule B.”

(c)	The mockup in Schedule B of the Order Form is deleted in its entirety and replaced with the mockup in Schedule 2 attached hereto.

(d)	The following new clauses shall be added to the Order Form as clauses 4.8 and 4.9:

“4.8 [***]

4.9 [***]”

9.	Click Tracking.

(a)	Clause 4.1(c) of the GSA shall be deleted in its entirety and replaced with the following: “implement any click tracking or other monitoring of Results, except in accordance with the applicable technical and procedural requirements set out in the Google Program Guidelines.”

(b)	Clause 6 of the Order Form shall be deleted in its entirety and replaced with the following: “[Deleted]”.

10.	Third Party Distribution. Clause 7 of the Order Form shall be deleted in its entirety and replaced with the following:

“7.	Third Party Distribution of Toolbar.

7.1	In this clause 7, “Third Party Distributor” means a third party with whom the Company has a relationship under which such party bundles and distributes the Approved Client Application in accordance with the Guidelines.

7.2	[***]

7.3	Company is responsible for distribution of the Approved Client Application by any Third Party Distributor and shall ensure that each Third Party Distributor complies with Company’s obligations in the Agreement as if a party thereto.

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7.4	Company will use Client IDs and/or channel IDs to segment traffic from Third Party Distributors in accordance with the terms of this Agreement and Google’s instructions.

7.5	Company will not provide any Third Party Distributor with access to Confidential Information of Google, the online Google console, technical protocols (if any) or any other technical requirements and specifications applicable to the Services that are provided to Company by Google from time to time. Google will not be required to provide any technical support directly to Third Party Distributors.

7.6	Company will ensure that Google Brand Features are not used by any Third Party Distributor without Google’s prior written approval.

7.7	Subject to Clause 13.1 of the GSA, Google will have no liability under this Agreement to Company for or in relation to any claims by a Third Party Distributor against Company relating to the Services and/or the distribution of the Approved Client Application. Company will indemnify Google against any loss, liability, cost or expense incurred by Google or any Google Group Company arising out of or in connection with any claim from a Third Party Distributor that relates to the Services or the distribution of Approved Client Application.”

11.	Filtering and Blocking. Clause 8 of the Order Form shall be deleted in its entirety and replaced with “[Deleted]”.

12.	Client IDs and Channel IDs. The following shall be added to the Order Form as a new Clause 11:

“11.	Client IDs and Channel IDs.

11.1	At any time during the Term, Company may request additional Client IDs and/or channel IDs (collectively “New IDs”) and Google may, at its sole discretion, elect whether to provide New IDs to Company. Each such request shall include the following information about the New IDs: (a) proposed names for the New IDs, (b) brief description of proposed use of the New IDs, (c) source of the applicable Search Queries, including for distribution channel URL; (d) anticipated daily Search Query volume; (e) launch date or proposed launch date, as applicable; (f) for New IDs associated with Approved Client Applications, a description of the Approved Client Application implementation, including version number of the Approved Client Application and any Approved Client Application behavior changes since the last version, and (g) any additional information requested by Google.

11.2	Company will use Client IDs or channel IDs as instructed by Google at all times and will provide any information reasonably requested by Google regarding Company’s use of the Client IDs or channel IDs.

11.3	[***]

11.4	Google will not unreasonably delay its response to Company’s request for a New ID.

13.	Implementation. Clause 2.2(b) of the GSA shall be deleted in its entirety and replaced with the following:

“Company will ensure that the AdSense Services and Search Services are implemented and maintained in accordance with:

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(i) the applicable Google Technical Protocols;

(ii) the applicable Google Branding Guidelines;

(iii) the applicable Google Program Guidelines; and

(iv) the mock ups and specifications for such AdSense Services and Search Services set out in the exhibits to the applicable Order Form, unless otherwise approved by Google or permitted in accordance with clause 6.2(a), (b) or (c).

If there is any conflict between: (a) the items listed in 2.2(b)(i), (ii) and (iii); and (b) the mock ups and specifications referred to in 2.2(b)(iv), then the items listed in 2.2(b)(i), (ii) and (iii) shall take precedence over 2.2(b)(iv), and Company shall make all changes requested by Google in respect of the implementation of the AdSense Services and Search Services to resolve such conflict.”

14.	Changes and Modifications. Clause 6.2(a) of the GSA shall be deleted in its entirety and replaced with the following:

“Unless approved in writing in advance by Google, Company will not make any changes in relation to:

(i)	the display or implementation of the Search Box, including changes to the format, size or placement of the Search Box;

(ii)	the display of Search Results Sets, Search Results, AFC Ad Sets or AFC Ads on a Results Page, including changes to their number, colour, font, size or placement or the extent to which they are clickable; or

(iii)	the display of Equivalent Ads, AFS Ad Sets or AFS Ads on a Results Page, including changes to their number, colour, font, size or placement or the extent to which they are clickable; or

(iv)	the use of any Google Brand Features or other attribution or similar wording.”

15.	Testing. Clause 6.4 of the GSA shall be deleted in its entirety and replaced with “[Deleted]”.

16.	AdSense for Search Implementation. The following new clause shall be added to the GSA as clause 7.4:

“7.4 [***]”

17.	Trade mark license. The following shall be added to the GSA as a new clause 9.3: “If Google has determined on reasonable grounds that Company’s use of the Google Brand Features reflects in a materially negative manner on Google or the Google Brand Features, Google may revoke the licence granted under clause 9.1 above at any time on at least thirty (30) days’ written notice.”

18.

Taxes. Clause 10.4(a) of the GSA shall be deleted in its entirety and replaced with the following: “If, at any point during the applicable Term, any taxes (other than taxes based on Google’s net income) are, or become, payable in relation to the provision of the Services by Google to Company, Company will be responsible for paying such taxes. All payments to Company from Google in relation to the Services will be treated as exclusive of tax (if applicable). If Google is obliged to withhold any taxes from such payments to Company, Google will notify Company of this and will make such payments net of the

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withheld amounts. Google will provide Company with original or certified copies of tax payments (or other sufficient evidence of tax payments) if any of these payments are made by Google.”

19.	Confidentiality.

(a)	Clause 14.4 of the GSA shall be deleted in its entirety and replaced with the following:

“Company will ensure that at all times during the applicable Term, Company and, in the case of ADX Services, Company and Company Partner:

(a)	has a clearly labelled and easily accessible privacy policy in place relating to the applicable Site(s); and

(b)	provides End Users with clear and comprehensive information about cookies and other information stored or accessed on an End User’s device, including information about End Users’ options for cookie management.”

(b)	Clause 14.5 of the GSA shall be deleted in its entirety and replaced with the following: “Company will obtain End User consent prior to the storing and accessing any cookies and other information on the End User’s device in connection with the Services.”

(c)	The following shall be added to the GSA as a new Clause 14.7: “[***]”

20.	Change of Control. Clause 15.4 of the GSA shall be deleted in its entirety and replaced with the following: “A party may terminate this GSA (and all Agreements) immediately upon written notice if there is a Change of Control of the other party. In this clause the term “Control” will mean the possession by any person(s) directly or indirectly of the power to direct or cause the direction of another person and “Change of Control” is to be construed accordingly. The party experiencing such Change of Control will notify the other party in writing of this as soon as reasonably possible (and if possible before such Change of Control takes effect) but in any event within 30 days after the date on which the Change of Control takes effect. If the terminating party has not exercised its right of termination under this clause within 30 days after the date of receiving the notice, that right of termination will expire. [***]”

21.	Termination. The following shall be added to the GSA as a new clause 15.11: “Google may terminate any Agreement immediately by providing written notice to Company if content displayed on any Site (other than Ads or Search Results supplied by Google) is pornographic content illegal under United States laws.”

22.	General Terms.

(a)	Clause 16.11 of the GSA shall be deleted in its entirety and replaced with the following: “Subject to clause 13.1(b), this GSA and the Order Forms entered into under it set out all terms agreed between the parties and supersedes all previous or contemporaneous agreements between the parties relating to its subject matter. In entering into this GSA and the related Order Forms neither party has relied on, and neither party will have any right or remedy based on, any statement, representation or warranty (whether made negligently or innocently), except those expressly set out in this Agreement.”

(b)	Clause 16.13 of the GSA shall be deleted in its entirety and replaced with the following: “[***]”

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23.	Homepage Mockup.

(a)	Clause 2.2.1(b) of the Amendment One shall be deleted in its entirety and replaced with “[Deleted]”.

(b)	Exhibit B of the Amendment One shall be deleted in its entirety and replaced with “[Deleted]”.

24.	Continuation. The Agreement shall remain in full force and effect unchanged except as modified by this Amendment.

25.	Governing Law and Jurisdiction. This Amendment is governed by English law and the parties submit to the exclusive jurisdiction of the English courts in relation to any dispute (contractual or non-contractual) concerning this Amendment.

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Signed by the parties on the dates stated below

GOOGLE IRELAND LIMITED		COMPANY: AVG Netherlands B.V.

By:	/s/ Ronan Harris	By:	/s/ Rob Gerrit Johan Blasman
Name:	Ronan Harris	Name:	R.G.J. Blasman
Title:	Director	Title:	Director
Date:	2012.11.23 16:20:10 Z	Date:	11–22-2012

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Schedule 1

Client Application Guidelines

[***] [ten pages omitted]

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Schedule 2

Mockups of Results Page showing Company Icons

Websearch Box
Search Label
Negative Icons Against Ads
4 Wide Google AFS Ads ATF
Positive Icon Against WS Result
Negative Icons Against WS Results
10 Google Web Search Results
3 Wide Google AFS Ads

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